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                                                                    Exhibit 23.4


                          Economist Intelligence Unit


September 24, 2004

VIA MAIL

J.P. Morgan Securities (Asia Pacific) Limited
28/F, Chater House
8 Connaught Road
Central, Hong Kong
Attn: Yuming Zhou


RE : NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED - REGISTRATION STATEMENT ON FORM F-1


Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form F-1 of Ninetowns Digital World Trade Holdings Limited with the U.S. Securities and Exchange Commission, and to the use therein of our name and certain data/projection from our database(s).


Yours very truly,



Economist Intelligence Unit



By: /s/ Andre Astrow
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